Exhibit 5.1

September 19, 2017

Jacobs Engineering Group Inc.

1999 Bryan Street

Suite 1200

Dallas, Texas 75201

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Jacobs Engineering Group Inc., a Delaware corporation (the “Company”) in connection with the preparation and filing of the Company’s Registration Statement on Form S-4 (as amended from time to time, the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to shares (the “Shares”) of common stock, par value $1.00 per share, of the Company, to be issued by the Company pursuant to the terms of the Agreement and Plan of Merger, dated as of August 1, 2017, (the “Merger Agreement”) by and among the Company, CH2M HILL Companies, Ltd., a Delaware corporation, and Basketball Merger Sub Inc., a Delaware corporation and a wholly-owned direct subsidiary of the Company. Capitalized terms used herein that are defined in the Merger Agreement have the meanings assigned to such terms therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with our opinion expressed in this letter, we have (i) investigated such questions of law, (ii) examined originals, or certified, conformed, facsimile, electronic or reproduction copies or photocopies, of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company and others, in each case, as we have deemed necessary or appropriate for the purposes of our opinion expressed in this letter. We have examined the following:

(a) an executed copy of the Merger Agreement;

(b) the Registration Statement, which contemplates the registration of up to 20,769,473 Shares, representing the estimated maximum number of Shares to be issuable in connection with the Merger Agreement;

(c) the Amended and Restated Certificate of Incorporation of the Company, dated as of January 27, 2014 that will be in effect at the Effective Time;

(d) the Amended and Restated Bylaws of the Company, dated as of January 19, 2017 that will be in effect at the Effective Time;

(e) a certified copy of the resolutions of the Board of Directors of the Company approving the Merger Agreement and the transactions contemplated thereby, dated as of August 1, 2017;

(f) an executed copy of the written consent of the Board of Directors of Basketball Merger Sub Inc., dated as of August 1, 2017; and

(g) an executed copy of the written consent of the sole stockholder of Basketball Merger Sub Inc., dated as of August 1, 2017.

The documents referred to in items (a) through (g) above, are referred to herein collectively as the “Documents”.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified documents of all copies submitted to us as conformed, facsimile, electronic or reproduction copies or photocopies. As to various questions of fact relevant to our opinion expressed in this letter, we have relied upon, and assume the accuracy of, statements and representations contained in the Documents and certificates and oral and written statements and other information of or from public officials, officers or other representatives of the Company and others, and assume compliance on the part of all parties to the Documents with their covenants and agreements contained therein.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be issued by the Company pursuant to and in the manner contemplated by the terms of the Merger Agreement are or will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Securities and Exchange Commission and the Shares have been issued and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

The opinion expressed in this letter is limited to the Delaware General Corporation Law, as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have on the opinion expressed herein. The opinion expressed in this letter is limited to the matters stated herein and no opinion is implied or may be inferred beyond the opinion expressly stated herein. The opinion expressed in this letter is given only as of the effectiveness of the Registration Statement, and we undertake no responsibility to update or supplement this letter after such date for any reason.

The opinion expressed in this letter is solely for your benefit and the benefit of persons entitled to rely thereon pursuant to applicable provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the “Securities Act”), in connection with the Merger Agreement and may not be relied upon in any manner or used for any purpose by any other person or entity.

We hereby consent to be named in the Registration Statement and in the related proxy statement/prospectus contained therein as the attorneys who passed upon the legality of the Shares to be issued pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP